UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

September 16, 2004

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota (State or other jurisdiction of incorporation)	1-13471 (Commission File Number)	41-1656308 (IRS Employer Identification No.)

6470 Sycamore Court North, Maple Grove, Minnesota (Address of principal executive offices)	55369 (Zip Code)

Registrant's telephone number, including area code (763) 392-6200

_______________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02        Termination of a Material Definitive Agreement.

        Effective September 21, 2004, Insignia Systems, Inc. (“the Company”) entered into a Letter Agreement terminating the Purchase Agreement dated May 20, 2004, between the Company and Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P. and Special Situations Private Equity Fund, L.P., relating to the proposed sale by the Company to the investors of 2,000,000 shares for $1.25 per share. The closing of the sale did not occur because certain conditions for closing were not satisfied. The Purchase Agreement was terminated with no liability for any party.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

        On September 16, 2004, the Company entered into a Financing Agreement, Security Agreement and Revolving Note (collectively, “the Credit Agreement”) with Itasca Business Credit, Inc. that provides for borrowings up to $1,500,000 for twelve months, subject to collateral availability. The borrowings are secured by substantially all of the Company’s assets. The Credit Agreement provides that borrowings will bear interest at 2.5% over prime, with a minimum monthly interest charge of $2,500, and an annual fee of 1% of the Revolving Note payable. The Credit Agreement includes various other customary terms and conditions.

Item 9.01        Financial Statements and Exhibits.

(c)	Exhibits
10	Letter Agreement dated September 21, 2004, terminating Purchase Agreement dated May 20, 2004, between the Company and certain potential investors
10.1	Financing Agreement between Itasca Business Credit, Inc. and the Company dated September 16, 2004
10.2	Security Agreement between Itasca Business Credit, Inc. and the Company dated September 16, 2004
10.3	Revolving Note between Itasca Business Credit, Inc. and the Company dated September 16, 2004
99.1	Press Release dated September 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc. (Registrant)
Date: September 22, 2004	By /s/ Scott F. Drill Scott F. Drill, President and Chief Executive Officer